Exhibit 8.1

[Letterhead of]

CRAVATH, SWAINE & MOORE LLP

[New York Office]

[•], 2005

Ladies and Gentlemen:

We have acted as special United States counsel to Double Hull Tankers, Inc., a company incorporated under the laws of the Marshall Islands (the “Company”), in connection with the registration by the Company of up to [•] common shares, par value $0.01 per share (the “Shares”), [•] Shares of which are being sold by the Company and up to [•] Shares of which are being sold by the selling stockholder named therein, under the Securities Act of 1933, as amended (the “Securities Act”), on a Registration Statement on Form F-1 filed with the Securities and Exchange Commission (the “Commission”) (File No. 333-[•]), and all amendments thereto (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”).

In rendering our opinion, we have reviewed the Registration Statement and have examined such records, representations, documents, certificates or other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.  In this examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies, and the authenticity of the originals of such copies.  In making our examination of documents executed, or to be executed, by the parties indicated therein, we have assumed that each party, including the Company, is duly organized and existing under the laws of the applicable jurisdiction of its organization and had, or will have, the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by each party indicated in the documents and that such documents constitute, or will constitute, valid and binding obligations of each party.

In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated thereunder by the U.S. Department of Treasury (the “Regulations”), pertinent judicial authorities, rulings of the U.S. Internal Revenue Service, and such other authorities as we have considered relevant, in each case as in effect on the date hereof.  It should be noted that the Code, Regulations, judicial decisions, administrative interpretations and other authorities are subject to change at any time, possibly with retroactive effect.  It should also be noted that (as discussed in the Registration Statement) there is no direct legal authority addressing certain of the issues relevant to our opinion – in particular, the issue regarding whether the Company is currently a passive foreign investment company..  A material change in any of the materials or authorities upon which our opinion is based could affect the conclusions set forth herein.  There can be no assurance, moreover, that any opinion expressed herein will be accepted by the Internal Revenue Service, or if challenged, by a court.

Based upon the foregoing, although the discussion in the Registration Statement under the heading “Tax Considerations – United States Federal Income Taxation of our Company” does not purport to discuss all possible United States federal income tax consequences of the acquisition, ownership and disposition of the Shares, we hereby confirm that the statements of law (including the qualifications thereto) under such heading represent our opinion of the material United States federal income tax consequences of the acquisition, ownership and disposition of the Shares, subject to certain assumptions expressly described in the Registration Statement under such heading.

We express no other opinion, except as set forth above.  We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or subsequent changes in applicable law.  Any changes in the facts set forth or assumed herein may affect the conclusions stated herein.

We hereby consent to the filing of this opinion with the Commission as Exhibit 8.1 to the Registration Statement.  We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

Cravath, Swaine & Moore LLP

Double Hull Tankers, Inc.
26 New Street
St. Helier, Jersey JE23RA
Channel Islands